PROSPECTUS SUPPLEMENT NO. 10
(TO PROSPECTUS DATED FEBRUARY 9, 2000)

                              COMMSCOPE, INC.

       $172,500,000 of 4% Convertible Subordinated Notes due 2006 and 3,579,581 Shares of Common Stock Issuable upon Conversion of the Notes

                             -----------------

     This prospectus supplement no. 10 supplements and amends the prospectus dated February 9, 2000, as amended by prospectus supplement no. 1 dated February 22, 2000, prospectus supplement no. 2 dated March 1, 2000, prospectus supplement No. 3 dated March 13, 2000, prospectus supplement no. 4 dated April 3, 2000, prospectus supplement no. 5 dated April 14, 2000, prospectus supplement no. 6 dated April 28, 2000, prospectus supplement no. 7 dated June 21, 2000, prospectus supplement no. 8 dated July 12, 2000 and prospectus supplement no. 9 dated August 1, 2000 relating to the 4% Convertible Subordinated Notes due December 15, 2006 of CommScope, Inc., a Delaware corporation, held by certain securityholders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

                     ADDITIONAL SELLING SECURITYHOLDERS

     The following represents an addendum to the table of selling securityholders appearing on pages 52-58 of the prospectus, as supplemented and amended:

                                                          COMMON
                                                          STOCK         COMMON
                                       PRINCIPAL         ISSUABLE        STOCK
                                        AMOUNT             UPON          OWNED
                                       OF NOTES         CONVERSION       AFTER
                                     BENEFICIALLY        OF THE       COMPLETION
                                      OWNED AND         NOTES AND       OF THE
        NAME                        OFFERED HEREBY    OFFERED HEREBY   OFFERING
        ----                        --------------    --------------   --------
Jeffries & Company, Inc.             $   250,000           5,187            -
Merrill Lynch Pierce, Fenner and
 Smith, Inc.                         $ 3,500,000          72,629            -

     The prospectus, together with prospectus supplement no. 1, prospectus supplement no. 2, prospectus supplement no. 3, prospectus supplement no. 4, prospectus supplement no. 5, prospectus supplement no. 6, prospectus supplement no. 7, prospectus supplement no. 8, prospectus supplement no. 9 and this prospectus supplement no. 10, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All references in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)".

                             -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------

        THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 22, 2000